EXHIBIT 5(b)

                 PRUDENTIAL-BACHE GOVERNMENT SECURITIES TRUST

                             SUBADVISORY AGREEMENT


         Agreement  made as of this 9th day of August,  1988 between  Prudential

Mutual Fund Management  Inc., a Delaware  Corporation  ("PMF" or the "Manager"),

and  The  Prudential  Investment  Corporation,  a New  Jersey  Corporation  (the

"Subadviser").



         WHEREAS, the manager entered into a Management Agreement,  dated August

9,  1988  (the  "Management   Agreement"),   with  Prudential-Bache   Government

Securities Trust (the "Fund"), a Massachusetts  business trust and a diversified open-end  management  investment company registered under the Investment Company

Act of 1940 (the "1940  Act"),  pursuant to which PMF will act as Manager of the

Fund.



         WHEREAS the shares of beneficial  interest of the Fund are divided into separate series,  each of which is established  pursuant to a written instrument executed by the  Trustees of the Fund,  and the  Trustees  may from time to time terminate such series or establish and terminate additional series; and



         WHEREAS,  PMF desires to retain the  Subadviser  to provide  investment advisory  services to the Fund in connection with the management of the Fund and the Subadviser is willing to render such investment advisory services.



         NOW, THEREFORE, the Parties agree as follows:



         1.   (a) Subject to the  supervision  of the Manger and of the Trustees of the Fund, the Subadviser shall manage the investment operations of each series of the Fund and the composition of the portfolio of each series,  including  the purchase,  retention and  disposition thereof,  in accordance with the investment  objectives,  policies and  restrictions of each such series as stated in the Prospectus,

              (such  Prospectus  and  Statement  of  Additional  Information  as

              currently  in effect and as amended or  supplemented  from time to time,  being herein called the  "Prospectus"),  and subject to the following understandings:





                 (i)  The Subadviser  shall provide  supervision of each series'

                      investments   and   determine   from  time  to  time  what

                      investments  and securities  will be purchased,  retained,

                      sold or  loaned  by each  series  of the  Fund,  and  what portion of the assets will be invested or held  uninvested as cash.



                 (ii) In the  performance  of its duties and  obligations  under this  Agreement,  the  Subadviser  shall act in conformity with the  Declaration of Trust,  By-Laws and Prospectus of the Fund and with the  instructions  and directions of the

                      Manager and of the  Trustees of the Fund and will  conform to and comply with the  requirements  of the 1940 Act, the

                      Internal Revenue Code of 1986 all other applicable federal and state laws and regulations.





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                      (iii) The  Subadviser  shall  determine the securities and futures contracts  to be  purchased or sold by each series of  the  Fund and  will  place orders with or through such persons, brokers, dealers or futures commission  merchants

                      (including but not limited to Prudential-Bache  Securities

                      Inc.) to carry out the policy with respect to brokerage as

                      set  forth  in  the  Fund's  Registration   Statement  and

                      Prospectus  or as the  Trustees  may  direct  from time to time. In providing the Fund with  investment  supervision,

                      it is  recognized  that the  Subadviser  will give primary consideration  to securing  the most  favorable  price and efficient execution.  Within the framework of this policy,

                      the Subadviser may consider the financial  responsibility,

                      research and  investment  information  and other  services

                      provided  by  brokers,   dealers,  or  futures  commission

                      merchants  who  may  effect  or be a  party  to  any  such

                      transaction   or   other   transactions   to   which   the

                      Subadviser's   other  clients  may  be  a  party.   It  is

                      understood  that  Prudential-Bache  Securities Inc. may be used as principal  broker for securities  transactions but that no formula  has been  adopted for  allocation  of the

                      Fund's  investment   transaction   business.  It  is  also

                      understood  that  is  desirable  for  the  Fund  that  the

                      Subadviser  have  access to  supplemental  investment  and

                      market   research  and  security  and  economic   analysis

                      provided by brokers or futures  commission  merchants  who may execute brokerage transactions at a higher cost to the

                      Fund than may result when  allocating  brokerage  to other brokers on the basis of seeking the most  favorable  price and  efficient  execution.  Therefore,  the  Subadviser is authorized  to place  orders for the  purchase and sale of securities  and futures  contracts  for each series of the

                      Fund with such  brokers  or futures  commission  merchant,

                      subject to review by the Fund's Trustees from time to time with  respect  to the  extent  and  continuation  of  this practice.  It is understood that the services  provided by such brokers or futures commission merchants may be useful to the  Subadviser  in  connection  with the  Subadviser's services to other clients.



                              On  occasions  when  the   Subadviser   deems  the

                      purchase or sale of a security  or futures  contract to be in the best  interest  of the Fund (and each series of the

                      Fund)  as well as other  clients  of the  Subadviser,  the

                      Subadviser, to the extent permitted by applicable laws and regulations,  may,  but shall be under no  obligation  to,

                      aggregate the  securities or futures  contracts to be sold or purchased in order to obtain the most  favorable  price or lower brokerage commissions and efficient execution. In such  event,  allocation  of  the  securities  or  futures contracts so  purchased  or sold,  as well as the expenses

                      incurred  in  the   transaction,   will  be  made  by  the

                      Subadviser  in the manner the  Subadviser  considers to be the most  equitable  and  consistent  with  its  fiduciary obligations  to the Fund (and each series of the Fund) and to such other clients.

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                      (iv) The  Subadviser  shall maintain all books and records with respect to the Fund's portfolio transactions required by subparagraphs  (b)(5), (6), (7), (9), (10) and (11) and paragraph  (f) of Rule 31a-1  under the 1940 Act and shall render to the Fund's  Trustees  such  periodic and special reports as the Trustees may reasonably request.


                      (v) The  Subadviser  shall  provide  the  relating  Fund's

                      Custodian on each business day with  information  relation to all transactions concerning the Fund's assets and shall provide the Manager with such  information upon request of the Manager.

                      (vi) The investment  management  services  provided by the

                      Subadviser  hereunder are not to be deemed exclusive,  and the Subadviser shall be free to render similar services to others.


              (b)  The  Subadviser   shall  authorize  and  permit  any  of  its

              directors,  officers and  employees who may be elected as Trustees or officers of the Fund to serve in the  capacities  in which they are elected. Services to be furnished by the Subadviser under this

              Agreement  may be  furnished  through  the  medium  of any of such directors, officers or employees.


              (c) The  Subadviser  shall  keep  the  Fund's  books  and  records required to be maintained by the Subadviser  pursuant to paragraph

              1(a)  hereof  and  shall   timely   furnish  to  the  Manager  all

              information relation to the Subadviser's services hereunder needed by the  Manager  to keep the other  books and  records of the Fund required by Rule 31a-1 under the 1940 Act. The  Subadviser  agrees that all records  which it maintains for the Fund are the property of the Fund and the Subadviser will surrender promptly to the Fund any of such records upon the Fund's request, provided however that the Subadviser  may retain a copy of such records.  The Subadviser further  agrees to  preserve  for the periods  prescribed  by Rule

              31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.


              2. The  Manager  shall  continue  to have  responsibility  for all services  to be provided  to the Fund  pursuant to the  Management

              Agreement   and  shall   oversee   and  review  the   Subadviser's

              performance of its duties under this Agreement.


              3. The Manager shall reimburse the Subadviser for reasonable costs and expenses  incurred by the  Subadviser  determined  in a manner acceptable to the Manager in furnishing the services  described in paragraph 1 hereof.


              4. The Subadviser shall not be liable for any error of judgment or for any loss  suffered  by the Fund or the  Manager in  connection with the matters to which this  Agreement  relates,  except a loss resulting from willful misfeasance,  bad faith or gross negligence on the Subadviser's  part in the performance of its duties or form its reckless  disregard of its  obligations  and duties under this

              Agreement.

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              5. This  Agreement  shall  continue in effect for a period of more than  two  years  from  the  date  hereof  only  so  long  as such continuance  is  specifically  approved  at  least  annually  with respect to each series in conformity with the  requirements of the

              1940 Act; provided, however, that this Agreement may be terminated with  respect to any series by the Fund at any time,  without  the payment of any penalty,  by the Trustees of the Fund or by vote of a majority of the outstanding voting securities (as defined in the

              1940 Act) of the Fund, or by the Manager or the  Subadviser at any

              time,  without  the  payment of any  penalty,  on not more than 60 days' nor less than 30 days'  written  notice to the other  party.

              This agreement shall terminate  automatically  in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement.


              6. Nothing in this Agreement  shall limit or restrict the right of any of the Subadviser's directors,  officers, or employees who may also be a Trustee,  officer or  employee  of the Fund to engage in any other  business or to devote his or her time and  attention in part to the  management or other aspects of any business,  whether of a similar or a  dissimilar  nature,  nor limit or restrict  the

              Subadviser's  right to engage in any other  business  or to render services of any kind to any other corporation, firm, individual or association.


              7.  During  the term of this  Agreement,  the  Manager  agrees  to furnish the Subadviser at its principal  office all  prospectuses,

              proxy  statements,  reports to  shareholders,  sales literature or other material  prepared for  distribution  to shareholders of the

              Fund or the  public,  which  refer to the  Subadviser  in any way,

              prior to use  thereof and not to use  material  if the  Subadviser reasonably  objects in writing five  business  days (or such other time as may be  mutually  agreed)  after  receipt  thereof.  Sales literature  may  be  furnished  to  the  Subadviser  hereunder  by first-class or overnight mail, facsimile transmission equipment or hand delivery.


              8.  This  agreement  may be  amended  by mutual  consent,  but the consent  of a series of the Fund must be  obtained  in  conformity with the requirements of the 1940 Act.


              9. This  Agreement  shall be  governed by the laws of the State of

              New York.


         IN WITNESS  WHEREOF,  the Parties hereto have caused this instrument to be  executed  by their  officers  designated  below as of the day and year first above written.



                                     PRUDENTIAL MUTUAL FUND MANAGEMENT, INC.



                                     By /s/ illegible
                                        ---------------
                                          PRESIDENT


                                     THE PRUDENTIAL INVESTMENT CORPORATION


                                     B /s/ illegible
                                       ---------------




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